Exhibit 99.1

Tidewater Announces Annual Shareholders’ Meeting Webcast

NEW ORLEANS, July 10, 2007 – Tidewater Inc (NYSE: TDW) announced today that a delayed webcast of a presentation by Dean Taylor, Chairman, President and CEO, and other senior management representatives, for its annual stockholders’ meeting will be available beginning at 2:00 p.m. CDST on July 12, 2007, at the Tidewater website and at the CCBN website. The online replay will be available until August 12, 2007. The annual stockholders’ meeting will be held at 10:00 a.m. CDST in New Orleans on July 12, 2007. The presentation will provide a general overview of the Company’s operations and financial activity.

As previously announced, the Company’s full earnings release and conference call is scheduled for Thursday, July 26, 2007. The press release will be issued before the market opens and the conference call will begin at 10:00 a.m. CDST. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 11:00 a.m. CDST on July 27, 2007, and will continue until 11:59 p.m. CDST on July 28, 2007. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 6074499. A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until August 26, 2007.

Tidewater Inc. owns 457 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett - (504) 566-4506